EXHIBIT 99.1

Lowell Farms Inc. Announces Record Revenues and Record Cultivation Output for the Second Quarter

Lowell Reports 37% sequential growth in revenue driven by large cultivation yields advances and strong growth in demand for the Lowell branded products

SALINAS, Calif., Aug. 16, 2021 (GLOBE NEWSWIRE) -- Lowell Farms Inc. (the “Company”) (CSE: LOWL; OTCQX: LOWLF), a California-born innovator in cannabis cultivation and maker of the legendary brand Lowell Smokes, announced revenue and operating results for the second quarter (ended June 30, 2021). All figures stated are in US Dollars and are on a US GAAP basis.

Second Quarter Financial Highlights:

  Revenue generated for the three-month period ended June 30, 2021 was $15.2 million; an increase of 53% from Q2 2020 and an increase of 37% over the preceding quarter.
  Gross margin was 38% compared to negative margin of 13% in both the second quarter of last year and Q1 2021.
  Operating loss of $473 thousand compared to operating loss of $4.8 million and $5.7 million in Q2 2020 and Q1 2021, respectively.
  $2.6 million insurance recovery associated with plant stress incurred in 2020.
  Net income of $731 thousand compared to net loss of $8.8 million and $6.7 million in Q2 2020 and Q1 2021, respectively. The current quarter includes proceeds from insurance claims of $2.6 million.
  Adjusted EBITDA for the three-month period ended June 30, 2021, was $740 thousand, which excludes insurance claim proceeds, compared to negative adjusted EBITDA of $7.2 million in Q2 2020. See “Use of Non-GAAP Financial Information” below.

Our Flower production at the greenhouse ramped steadily during the quarter and we exceeded our guidance of 8,500 to 9,000 lbs during the quarter by a healthy margin at 9,553 lbs, a 102% increase over the preceding quarter. Additionally, our plan to restore the Lowell brand to health was met with success during the quarter.

“We have a lot to be proud of, but I am particularly excited about the continued progress we are making at the cultivation level,” says Lowell Farms Inc. Chief Executive Officer Mark Ainsworth. “We have spent a good portion of Q2 dialing in our automated environmental systems to continue to reach increased yields and potencies and right now we are collecting important data to provide the optimal conditions for each particular genetics. This is an exciting phase and we look forward to reporting back to you on our learnings and improvements as well as the positive impacts on our annual harvest run rate.”

Operational Highlights and Ongoing Initiatives in 2021:
The Company’s focus and strategic planning of key initiatives continue to drive sustainable profitable growth, with top priorities on its cultivation facilities, improving operational efficiency, and refinement of biological assets.

Subsequent events to the fiscal second quarter June 30, 2021:

  Lowell Farms Celebrates Its Highest Ever Quarterly Harvest Yields With the Release of Preliminary Harvest Report, July 07, 2021
    https://ir.lowellfarms.com/news-events/press-releases/detail/66/lowell-farms-celebrates-its-highest-ever-quarterly-harvest
  Lowell Farm Services Begins Processing Third-Party Cannabis at New Salinas Facility, July 20, 2021
    https://ir.lowellfarms.com/news-events/press-releases/detail/69/lowell-farm-services-begins-processing-third-party-cannabis
  Ascend to Bring Lowell Smokes to Illinois, August 04, 2021
    https://ir.lowellfarms.com/news-events/press-releases/detail/70/ascend-to-bring-lowell-smokes-to-illinois-on-august-5
  Cultivation Quality and Efficiency:
    As the Company continues to evaluate its cultivation processes, refine genetics, and enhance facilities and systems, the focus has been on fine tuning all systems in order to continue to improve the output.
      Lowell Farms saw its flower production at the greenhouse ramped steadily during the quarter, exceeding guidance of flower product for a total of 9,714 lbs during the quarter in comparison to 4,724 lbs in Q1 2021 and 4,159 lbs in Q2 2020.
      The Company harvested 40.5 rooms in Q2 2021; in contrast to the 36 rooms harvested in Q1 2021 and 18 rooms in Q2 2020.
      The average turn time for a flowering room has improved and is now at 64 days in Q2 2021 compared to 74 days in Q1 2021 and 90 days in Q2 2020.
    The portfolio of strains coming from the newly improved cultivation and as a direct result of the upgrades to the electrical, mechanical, and environmental systems have consistently tested higher THC potency.
      These upgrades resulted in an increased potency of 22.47% in Q2 2021 compared to 21.4% in Q1 2021 and 19.4% in Q2 2020.
  Cultivation Tech, Infrastructure, and Labor Efficiencies:
    Argus programmed for self-preservation mode to counteract the impact of wildfires.
    The Company purchased a Mobius Sorter in Q2 to reduce labor cost and improve timing.
    Plant nutrition was switched from manual top-feed to liquid feeding through Roots Talk system.
  Lowell Farm Services
    Lowell Farms commissioned first-of-its-kind cannabis processing facility in Salinas Valley and started accepting orders on July 20, 2021
      The 10-acre, 40,000 sq ft processing facility will provide drying, bucking, trimming, sorting, grading, and packaging operations for up to 250,000 lbs. of wholesale cannabis flower annually.
      The facility is centrally located in the Salinas Valley with several million square feet of cultivation canopy within a few miles.
      The facility currently includes eight environmentally-controlled, segregated drying rooms, each capable of accepting in excess of up to 30,000 pounds of wet cannabis plant material per month.
      In the facility’s bucking and trimming area, there is a combination of mechanized and hand trimming services.
  Owned Core Brands:
    Lowell Herb Co
      Sales of Lowell branded products generated revenue of $5.8 million in the second quarter which was the first full quarter of brand ownership.
      Lowell Herb Co. has been introduced to approximately 399 new accounts YTD with a positive reception from the market upon the introduction of Lowell products, made with flower grown at our greenhouse.
  Distribution and Sales Capabilities:
    With the high desirability with the Lowell brand, dispensary partners that have been previously ordering legacy products have now added Lowell products to their orders and vice versa.
      The average delivery drop has increased by 46.5% from Q1 2021 to Q2 2021 and the average per route has increased 49.7% in the same period.

“We have a lot to look forward to, and despite the headwinds we anticipate encountering from decline in bulk sales and the compression in the market,” said George Allen, Chairman of the Board for Lowell Farms. “Our strategy is to offset revenues with our increased cultivation output and the launch of our new LFS business unit which is ramping quickly to incredibly high demand.

“We are also seeing extremely positive results from our expansion to Illinois and we are on track to launch Massachusetts later this quarter. We fully expect to add more markets in the near future. In California, we are positioning Lowell to be successful in an incredibly competitive operating environment and I am incredibly encouraged by the numbers coming out of our cultivation.”

Q2 Financial Results Earnings Conference Call Details:
The conference call with management at 5:30 p.m. ET on Monday, August 16, can be accessed using the following dial-in information:

U.S. and Canadian Toll Free:	1-877-407-0789
International:	1-201-689-8562
Conference ID:	13721106
Webcast:	http://public.viavid.com/index.php?id=145513

Please dial-in at least 10 minutes before the call to register.

The conference call will be webcast live and archived on the investor relations section of the Lowell Farms website at https://ir.lowellfarms.com/.

ABOUT LOWELL FARMS INC.
Lowell Farms Inc. (CSE:LOWL; OTCQX:LOWLF)(the “Company”) is a California-based vertically-integrated cannabis company with advanced production capabilities supporting every step of the supply chain, including cultivation, extraction, manufacturing, brand sales, marketing, and distribution. Lowell Farms grows artisan craft cannabis with a deep love and respect for the plant, and prides itself on using sustainable materials – from seed to sale – to produce an extensive portfolio of award-winning originals, including Lowell Herb Co, Cypress Cannabis, MOON, and Kaizen Extracts, for licensed retailers statewide.

Lowell Farms Inc. Media Contact

Renata Follmann
pr@lowellfarms.com

Lowell Farms Inc. Investor Relations Contact
Bill Mitoulas
416.479.9547
ir@lowellfarms.com

Lowell Farms Inc. Company Contact
Mark Ainsworth
ir@lowellfarms.com

Forward-Looking Information and Statements
This news release contains certain "forward-looking information" within the meaning of applicable Canadian securities legislation and may also contain statements that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking information and forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking information or forward-looking statements can be identified by the use of forward-looking terminology such as "plans", "expects" or "does not expect", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates" or "does not anticipate", or "believes", or variations of such words and phrases or may contain statements that certain actions, events or results "may", "could", "would", "might" or "will be taken", "will continue", "will occur" or "will be achieved.” The forward-looking information and forward-looking statements contained herein may include, but are not limited to, the ability of the Company to successfully achieve its business objectives, including as a result of the described acquisition, and expectations for other economic, business, and/or competitive factors. There can be no assurance that such forward-looking information and statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such forward-looking information and statements. This forward-looking information and statements reflect the Company’s current beliefs and are based on information currently available to the Company and on assumptions the Company believes are reasonable.

Forward-looking information is subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking information. Such risks and other factors may include, but are not limited to: general business, economic, competitive, political and social uncertainties; general capital market conditions and market prices for securities; operating and development costs; competition; changes in legislation or regulations affecting the Company; the timing and availability of external financing on acceptable terms; the available funds of the Company and the anticipated use of such funds; favorable production levels and outputs; the stability of pricing of cannabis products; the level of demand for cannabis product; the availability of third-party service providers and other inputs for the Company’s operations; lack of qualified, skilled labor or loss of key individuals; and risks and delays resulting from the COVID-19 pandemic. A description of additional assumptions used to develop such forward-looking information and a description of additional risk factors that may cause actual results to differ materially from forward-looking information can be found in the Company’s disclosure documents, such as the Company’s annual information form filed on the SEDAR website at www.sedar.com. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Readers are cautioned that the foregoing list of factors is not exhaustive. Readers are further cautioned not to place undue reliance on forward-looking information as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Forward-looking information contained in this news release is expressly qualified by this cautionary statement.

The forward-looking information contained in this news release represents the expectations of the Company as of the date of this news release and, accordingly, is subject to change after such date. However, the Company expressly disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as expressly required by applicable securities law.

Neither the Canadian Securities Exchange nor its Regulation Service Provider has reviewed, or accepts responsibility for the adequacy or accuracy of, the content of this news release.

LOWELL FARMS INC. AND AFFILIATES
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)
	June 30,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$9,113	$25,751
Accounts Receivable - net of allowance for doubtful accounts of $1,024 and $1,389 at June 30, 2021 and December 2020, respectively	6,223	4,529
Inventory	14,736	9,933
Prepaid expenses and other current assets	4,144	6,391
Total current assets	34,216	46,604
Property and equipment, net	64,496	49,243
Goodwill	357	357
Other intangibles, net	40,919	736
Other assets	601	476

Total assets	$140,589	$97,416

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,313	$2,137
Accrued payroll and benefits	1,142	1,212
Notes payable, current portion	369	1,213
Lease obligation, current portion	2,410	2,301
Other current liabilities	5,012	8,860
Total current liabilities	12,246	15,723
Notes payable	258	303
Lease obligation	35,260	36,533
Convertible debentures	13,646	13,701
Mortgage obligation	8,938	-
Total liabilities	70,348	66,260

STOCKHOLDERS' EQUITY
Share capital	170,613	125,540
Accumulated deficit	(100,372)	(94,384)
Total stockholders' equity	70,241	31,156
Total liabilities and stockholders' equity	$140,589	$97,416

LOWELL FARMS INC. AND AFFILIATES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2021	2020
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$5,988	$(16,631)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,858	1,762
Amortization of debt issuance costs	420	-
Share-based compensation expense	625	1,825
Provision for doubtful accounts	173	720
Termination of branding rights agreement	152	-
Unrealized gain on change in fair value of investments	(125)	(395)
Changes in operating assets and liabilities:
Accounts receivable	(1,526)	1,390
Inventory	(1,501)	1,980
Prepaid expenses and other current assets	(553)	(333)
Other assets	-	-
Accounts payable and accrued expenses	(4,320)	2,307
Other current and long-term liabilities	-	(98)
Net cash used in operating activities	$(10,785)	$(7,473)
CASH FLOW FROM INVESTING ACTIVITIES
Proceeds from asset sales	$1,979	$-
Purchases of property and equipment	(608)	(4,110)
Disposition of business interest, net of cash received	-	2,743
Acquisition of business assets, net	(6,642)	-
Investment in corporate interests	-	-
Net cash used in investing activities	$(5,271)	$(1,367)
CASH FLOW FROM FINANCING ACTIVITIES
Principal payments on lease obligations	$(1,164)	$(1,053)
Payments on notes payable	(128)	(31)
Proceeds from convertible notes, net of financing costs	-	13,663
ssuance of warrants associated with convertible notes offering	-	1,556
Proceeds from brokered private placement	-	62
Proceeds from lease financing	-	-
Proceeds from notes payable	-	-
Proceeds from exercise of warrants and options	710	-
Issuance of subordinate voting shares for acquisition	-	-
Payment of debt issuance costs	-	-
Net cash (used) provided by financing activities	$(582)	$14,197

Change in cash and cash equivalents and restricted cash	$(16,638)	$5,357
Cash and cash equivalents—beginning of year	25,751	1,344
Cash, cash equivalents and restricted cash—end of period	$9,113	$6,701

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$605	$1,403
Cash paid during the period for income taxes	$187	$-

OTHER NONCASH INVESTING AND FINANCING ACTIVITIES
Property and equipment acquired via capital lease	$-	$578
Disposition of business interests	$-	$2,743
Issuance of warrants	$-	$1,556
Shares issued for services in connection with convertible debenture offering	$-	$62
Issuance of subordinate voting shares in exchange for net assets acquired	$43,259	$-
Liabilities assumed and receivable forgiveness in exchange for net assets acquired	$2,910	$-
Debt and associated accrued interest converted to subordinate voting shares	$478	$-

LOWELL FARMS INC. AND AFFILIATES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2021	2020	2021	2020
Net revenue	$15,157	$9,894	$26,183	$19,336
Cost of goods sold	9,413	11,157	21,915	22,328

Gross profit (loss)	5,744	(1,263)	4,268	(2,992)

Operating expenses
General and administrative	3,817	1,456	6,285	4,733
Sales and marketing	2,233	1,184	3,667	2,410
Depreciation and amortization	167	885	491	1,762
Total operating expenses	6,217	3,525	10,443	8,905

Loss from operations	(473)	(4,788)	(6,175)	(11,897)

Other income/(expense)
Other income (expense)	1,858	-	1,416	25
Loss on termination of investment	-	(3,524)	-	(3,524)
Unrealized gain on change in fair value of investment	18	306	124	391
Interest expense	(598)	(726)	(1,215)	(1,576)
Total other income (expense)	1,278	(3,944)	325	(4,684)

Income (loss) before provision for income taxes	805	(8,732)	(5,850)	(16,581)
Provision for income taxes	74	25	138	50
Net income (loss)	$731	$(8,757)	$(5,988)	$(16,631)

Net income (loss) per share:
Basic	$0.01	$(0.26)	$(0.10)	$(0.50)
Diluted	$0.00	$(0.26)	$(0.10)	$(0.50)
Weighted average shares outstanding:
Basic	71,021	33,307	61,956	33,025
Diluted	201,278	33,307	61,956	33,025

LOWELL FARMS, INC. AND AFFILIATES
ADJUSTED EBITDA
(Unaudited)
	Three Months
	June 30,	June 30,
(in thousands)	2021	2020
Net income (loss)	$731	$(8,757)
Interest expense	598	726
Provision for income taxes	75	25
Depreciation in cost of goods sold	584	514
Depreciation and amortization in operating expenses	167	371
Depreciation in other income (expense)	195	-
EBITDA(1)	2,350	(7,121)
Investment and currency (gains)/ losses	(19)	(306)
Share-based compensation	336	213
Net effect of cost of goods on mark-up of acquired finished goods inventory	497	-
Transaction and other special charges	(2,424)	-
Adjusted EBITDA(1)	$740	$(7,214)
(1) Non-GAAP measure - see Non-GAAP Financial Measures in this MD&A.